Exhibit 99.1

In connection with an option excercise
on August 20, 2003, Leonard A. Lauder ("LAL" or the "Reporting Person")sold 300,000 shares on August 20th and 21st in a number of transactions.
The shares sold at the various prices that day are set forth below:

August 20th:

Shares		Price
2100		33.32
900		33.33
3700		33.35
500		33.36
600		33.37
4200		33.38
800		33.39
1500		33.40
1000		33.41
4500		33.42
5000		33.43
3500		33.44
6400		33.45
5900		33.46
10800		33.47
4100		33.48
10300		33.49
6800		33.50
4600		33.51
7300		33.52
1900		33.53
600		33.54
2500		33.55
600		33.56
600		33.58
2000		33.60
800		33.61
2400		33.62
1200		33.63
3900		33.64
25000		33.65
1500		33.65
600		33.66
600		33.67
600		33.68
2400		33.69
2100		33.70
3400		33.71
2400		33.72
3300		33.73
4100		33.74
2300		33.75
700		33.76

The average price per share for sales
on August 20, 2003 was $33.5441.


August 21, 2003:

Shares		Price
800		$32.62
800		$32.63
800		$32.65
1600		$32.66
2400		$32.67
800		$32.68
2400		$32.69
2400		$32.70
2900		$32.71
1600		$32.72
2800		$32.73
4500		$32.74
1600		$32.75
100		$32.76
3100		$32.77
3200		$32.78
5400		$32.79
3300		$32.80
3200		$32.82
800		$32.83
2600		$32.84
7200		$32.85
1600		$32.86
7200		$32.87
7200		$32.88
4300		$32.89
4800		$32.90
2400		$32.91
2500		$32.92
2800		$32.93
1900		$32.94
900		$32.95
2700		$32.96
3000		$32.97
1100		$32.98
5800		$32.99
1600		$33.00
2400		$33.01
2400		$33.02
1200		$33.03
3900		$33.04
6300		$33.05
3700		$33.06
2000		$33.07
2300		$33.08
1700		$33.09
5200		$33.10
1200		$33.11
800		$33.13
1000		$33.15
800		$33.16
1200		$33.18
1700		$33.22
2400		$33.23
5700		$33.25

The average price per share for sales
on August 21, 2003 was $32.9191.

After these sales, the amounts of Class A Common
Stock beneficially owned by:

(a) LAL includes (i) 5,569,169 shares
held directly,
(ii) 2,136,882 shares indirectly as
grantor of a grantor retained annuity trust
(does not include the ownership of
3,829,216 shares of
Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 3,279,302 shares
indirectly as the majority stockholder of LAL Family Corporation, which is the sole general partner of
LAL Family Partners L.P.
(a limited partnership in which LAL
has sole voting and investment power)
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iv) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(v) 1,095,410 shares held indirectly
as co-Trustee and beneficiary of the
EL 2001 Charitable Trust, and (vi)
390,000 shares
indirectly which are held directly
by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv)
and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

(b) EHL includes (i) 390,000 shares held directly,
(ii) 5,569,169 shares held
directly by her husband, LAL, and (iii) 6,526,978 shares held indirectly by her husband, LAL (see (b) (ii), (iii) and (iv) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.